Exhibit 10.2

Written description of the loan agreement with Ivan Krikun

Loan Agreement Between:

Ivan Krikun and Danlax Corp.

Terms of the Loan Agreement:

1.

Mr. Krikun has provided and may provide additional Loans to Danlax Corp. from time to time to pay for company’s expenses.

2.

The Loans are non-interest bearing and payable to Mr. Krikun upon demand.

3.

Mr. Krikun does not have any obligation to provide Loans to Danlax Corp. and may do so only if he wishes.

4.

Mr. Krikun has provided office space free of charge to Danlax Corp. Mr. Krikun agreed to rent it for as long as needed.